Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 11, 2014, by and between INTELLICELL BIOSCIENCES, INC., a Nevada corporation (the “Company”), and YA GLOBAL MASTER SPV, LTD., a Cayman Islands exempted company (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase (i) $2,000,000 of convertible debentures, having a face value of $2,100,000 to reflect a 5% ($100,000) OID, in the form attached hereto as “Exhibit A” (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) (as converted, the “Conversion Shares”), and (ii) warrants substantially in the form attached hereto as “Exhibit B” (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth therein (as exercised, the “Warrant Shares”) of which $2,000,000 shall be funded within five (5) business days following the date hereof (the “Closing”) for a total purchase price of $2,000,000 (the “Purchase Price”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) the Buyer, the Company, and each subsidiary of the Company are executing and delivering a Security Agreement, Pledge Agreement and Intellectual Property Security Agreement, (all such security agreements shall be referred to as the “Security Agreement,” Pledge Agreement” and “Intellectual Property Security Agreement,” respectively) pursuant to which the Company and its wholly owned subsidiaries agree to provide the Buyer a security interest and lien on all of their personal property assets, and (ii) each subsidiary of the Company is executing and delivering a Guaranty Agreement dated the date hereof (the “Guaranty” and collectively with the Security Agreement, the Pledge Agreement and the Intellectual Property Security Agreement, the “Security Documents”) in favor of the Buyer;

WHEREAS, the parties hereto shall execute and deliver Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares, collectively are referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees, to purchase at the Closing and the Company agrees to sell and issue to the Buyer, at the Closing, the Convertible Debenture and the Warrant in consideration for the Purchase Price.

(b) Closing Date.  The Closing of the purchase and sale of the Convertible Debenture shall take place at 10:00 a.m. Eastern Standard Time on the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer (the “Closing Date”).  The Closing shall occur on the respective Closing Date at the offices of the Company, or such other place as is mutually agreed to by the Company and the Buyer.

(c) Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyer shall deliver to the Company such aggregate proceeds of the Purchase Price for the Convertible Debenture to be issued and sold to such Buyer at such Closing, minus the fees and other expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer, the Convertible Debenture which such Buyer is purchasing at such Closing in amounts corresponding to such Closing, duly executed on behalf of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants, that:

(a) Investment Purpose.  The Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status.  The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information.  The Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by such Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) such Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends.  The Buyer agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares and the Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares and Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of the Convertible Debentures are converted or Warrants exercised by a Buyer that is not an Affiliate of the Company (a “Non-Affiliated Buyer”) at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, such Conversion Shares or Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery by a Non-Affiliated Buyer to the Company or the Company’s transfer agent of a certificate representing Conversion Shares and/or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Buyer a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  The Buyer acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares and/or Warrant Shares is not an affirmative statement or representation that such Conversion Shares and/or Warrant Shares are freely tradable.  The Buyer agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Receipt of Documents.  The Buyer and his or its counsel has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-K for the fiscal year ended December 31, 2012; (iv) the Company’s Form 10-Q for the fiscal quarters ended March 31, 2013,  June 30, 2013 and September 30, 2013 and (v) answers to all questions that the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation of Corporate and Other Buyers.  If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(k) No Legal Advice From the Company.  The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each Buyer:

(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Debentures, the Warrants, the Security Documents, the Irrevocable Transfer Agent Instructions and each of the other documents, instruments and agreements executed in connection therewith and related thereto (collectively the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot perform any of the Company’s obligations under the Transaction Documents.

(d) Capitalization.  The authorized capital stock of the Company consists of 1,500,000,000 shares of Common Stock, 150,000 shares of Series A super majority voting preferred stock, 21,000 shares of Series B convertible preferred stock, 13,000 shares of Series C convertible preferred stock, 1,000,000 shares of Series D convertible preferred stock, 1,000,000 shares of Series E preferred stock and 51 shares of Series F preferred stock, of which 1,377,412,561 shares of Common Stock, 0 shares of Series A super majority voting preferred stock, 15,058.0490 shares of Series B convertible preferred stock, 9,998.9490 shares of Series C convertible preferred stock, 56,500 shares of Series D convertible preferred stock, 0 shares of Series E preferred stock and 51 shares of Series F preferred stock are issued and outstanding.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in Schedule 3(d): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished to the Buyers true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e) Issuance of Securities.  The issuance of the Convertible Debentures and the Warrants are duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Convertible Debentures the Conversion Shares and the Warrant Shares, respectively, when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

(f) No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of any certificate or articles of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.’s OTC Markets) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in material violation of any law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) 10(b)-5.  The SEC Documents do not include, and did not include at the time they were filed with the SEC, any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(i) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(j) Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(k) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(l) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(m) Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(n) Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(o) Environmental Laws.  The Company and its subsidiaries are (i) in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

(p) Title.  All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(q) Insurance.  The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(r) Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s) Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(u) Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v) Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) Fees and Rights of First Refusal.  The Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(x) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(y) Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(z) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market (as defined herein below).

(aa) Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(bb) Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), (iii) the Company is not an issuer defined as a “shell company”.  For the purposes hereof, the term “shell company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

(cc) Disclosure.  The Company has made available to the Buyer and its counsel all the information reasonably available to the Company that the Buyer or its counsel have requested for deciding whether to acquire the Securities.  No representation or warranty of the Company contained in this Agreement (as qualified by the Disclosure Schedule) or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Buyer at the Closing, or any due diligence evaluation materials furnished by the Company or on behalf of the Company, including without limitation, due diligence questionnaires, or any other documents, presentations, correspondence, or information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(dd) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ee) Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Debentures will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4. COVENANTS.

(a) Best Efforts.  Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D.  The Company agrees to file a Form D, if necessary, with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Reporting Status.  With a view to making available to the Buyer the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, and as a material inducement to the Buyer’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i) The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;

(ii) from the date hereof until all the Securities either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(iii) The Company shall furnish to the Buyer so long as the Buyer owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such Securities pursuant to Rule 144 without registration; and

(iv) During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds.  The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

(e) Reservation of Shares.  Within thirty (30) days of the Closing Date, the Company shall reserve for issuance to the Buyers 1,500,000,000 shares for issuance upon conversions of the Convertible Dentures and the issuance upon exercise of the Warrants in accordance with the terms thereof (collectively, the “Share Reserve”).  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Convertible Debentures.  If at any time the Share Reserve is insufficient to effect the full conversion of the Convertible Debentures shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f) Listing or Quotation.  The Company’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Markets (which does not include the Pink Sheets LLC) (“OTC”) (each, a “Primary Market”).  The Company shall promptly secure the listing or quotation of its Common Stock upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or quoted (subject to official notice of issuance) and shall maintain such listing or quotation of its Common Stock from time to time issuable under the terms of the Transaction Documents.

(g) Fees and Expenses. The Company shall pay all of its costs and expenses incurred by it connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents including, without limitation:

(i) The Company shall pay Yorkville Advisors Global, LLC (“Yorkville”), the Investment Manager to the Buyer, a fee of 5% of the Purchase Price directly from the gross proceeds of the Closing.

(ii) The Company shall pay a structuring and due diligence fee to Yorkville of $25,000, directly from the gross proceeds of the Closing.  The structuring and due diligence fee shall be nonrefundable and payable whether or not any Closing occurs.

(iii) The Company shall pay a fee to MD Global Partners, LLC of $240,000, directly from the gross proceeds of the Closing.

(iv) The Company shall pay the fees and expenses of K&L Gates in the amount of $15,000 directly from the gross proceeds of the Closing.

(v) The Company shall pay to Waldner’s Business Environments, Inc. an amount equal to $374,790.70 directly from the gross proceeds of the Closing.

(vi) The Company shall pay to Jankoff & Gabe PC an amount equal to $9,071.38 directly from the gross proceeds of the Closing.

(vii) The Company shall escrow with an escrow agent mutually agreed by the parties $260,362 directly from the gross proceeds of the Closing to pay (A) to the State of New York, an aggregate amount equal to $51,767.74, which amount shall satisfy in full that certain (1) New York State Tax Warrant Id. No. E-036881173-W001-3, Docket Date 9/10/2013, in the amount of $51,199, and (2) New York State Tax Warrant, Warrant Id. No. E-036881173-W003-2, Docket Date 1/14/2014, in the amount of $568.74, and (B) to the Internal Revenue Service, an amount equal to $208,594, which amount shall satisfy in full that certain Federal Tax Warrant, Filing No. 201309230542534.

(viii) The Company shall escrow with an escrow agent mutually agreed by the parties $200,000 directly from the gross proceeds of the Closing for the payments associated with the licensing agreement with Dr. James Andrews.

(ix) The Company shall escrow with an escrow agent mutually agreed by the parties $250,000 directly from the gross proceeds of the Closing for legal and accounting costs associated with the fiscal year 2013 audit and review and filing of the corresponding Form 10-K as well as the fiscal year 2014 audit and review and filing of the corresponding Form 10-K and review and filing of the fiscal year 2014 quarterly reports on Form 10-Q.

(h) Corporate Existence.  So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer.  In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i) Transactions With Affiliates.  So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j) Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k) Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, the Company shall not, without the prior written consent of the Buyer, (i) issue or sell shares of Common Stock or the Company’s preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, provided, however, the Company shall not issue any shares of Series A super majority voting preferred stock or Series B convertible preferred stock, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to it’s issuance, provided, however, the Company shall not issue any shares of Series A super majority voting preferred stock or Series B convertible preferred stock, (iii) increase its authorized shares of Common Stock, (iv) enter into any security instrument granting the holder a security interest in any and all assets of the Company, other than Permitted Liens (as defined in the Security Agreement) or (iv) file any registration statement including registration statements on Form S-8.

(l) Neither the Buyer nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(m) Rights of First Refusal.  For a period of eighteen (18) months from the Closing Date, if the Company intends to issue, sell or exchange debt or securities for new issued or existing debt or securities, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall be obligated to offer to the Buyer such issuance, sale or exchange of debt or securities, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to offering such issuance, sale or exchange of debt or securities to any third parties including, but not limited to, current or former officers or directors, current or former shareholders, creditors, plaintiffs in litigation and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Buyers shall have three (3) business days from receipt of such notice of issuance, sale or exchange of debt or securities to accept or reject all or a portion of such capital raising offer.

(n) Lockup Agreements.  On the date hereof, the Company shall obtain from each officer and director a lockup agreement in the form attached hereto as Exhibit C.

(o) Review of Public Disclosures.  All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K and 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

(p) Disclosure of Transaction.  Within four (4) Business Days following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Convertible Debenture and the form of Warrant) as exhibits to such filing.

5. TRANSFER AGENT INSTRUCTIONS.

(a) Within thirty (30) days of the Closing Date, the Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent, irrevocably appointing the Buyer as the Company’s agent for purpose instructing its transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and issued upon conversion of the Convertible Debentures as specified from time to time by each Buyer to the Company upon conversion of the Convertible Debentures.  The Company shall not change its transfer agent without the express written consent of the Buyer, which may be withheld by the Buyer in its sole discretion.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment and, with respect to any transfer, shall permit the transfer.  In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.    Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b) The Buyer shall have delivered to the Company the Purchase Price for the Convertible Debentures in the respective amounts for the Closing, minus any fees and other expenses to be paid directly from the proceeds the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Convertible Debentures at Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i) The Company shall have executed the Transaction Documents and delivered the same to the Buyer.

(ii) The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved for listing or trading on the Primary Market.

(iii) The representations and warranties of the Company and each subsidiary of the Company, made herein or in any other Transaction Document, shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date in which case such representations and warranties shall be true and correct as of such specific date) and the Company and each subsidiary of the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company and each subsidiary of the Company at or prior to the Closing Date.

(iv) The Company shall have executed and delivered to the Buyer the Convertible Debentures and the Warrants in their respective amounts for the Closing.

(v) The Company shall have provided to the Buyer a true copy of a certificate of good standing evidencing the formation and good standing of the Company and each of its subsidiaries from the secretary of state (or comparable office) from the jurisdictions in which the Company and its subsidiaries are incorporated.

(vi) The Company shall have delivered to the Buyer a certificate, executed by the Secretary of the Company and each subsidiary of the Company, dated as of the Closing Date, as to (i) the resolutions adopted by the Company's and its subsidiaries’ Boards of Directors in a form or forms reasonably acceptable to the Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(vii) The Company or the Buyer shall have filed a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the personal property assets of the Company and its subsidiaries as detailed in the Security Documents dated the date hereof and provided proof of such filing to the Buyer(s).

(viii) Stock certificates representing 100% of the equity of each subsidiary of the Company, along with executed, but undated stock powers relating thereto, as well as executed and medallion guaranteed stock powers as necessary shall have been delivered to the Buyer.

(ix) All conditions precedent to the effectiveness of a Consulting Agreement (the “Consulting Agreement”) by and among the Company, Dr. James Andrews MD PC and Dr. James Andrews, substantially in the form attached hereto as Exhibit D, shall have been met or waived.

(x) All conditions precedent to the effectiveness of a Laboratory Services and Licensing Agreement (the “Licensing Agreement”) by and between the Company and The Andrews Institute Orthopaedics and Sports Medicine (“AIOS”), substantially in the form attached hereto as Exhibit E, shall have been met or waived.

(xi) The Buyer shall have received Lock Up Agreements, executed by each of Steven Victor, Leonard Mazur, Michael Hershman and Myron Holubiak, in each case, in form and substance substantially similar to Exhibit C hereto.

(xii) The Company shall have delivered to the Buyer an Escrow Agreement by and among the Company, Worldwide Stock Transfer, Inc. and MD Global Partners, LLC, in form and substance satisfactory to the Buyer, in its sole and exclusive discretion, pursuant to which the escrow agent shall hold funds to be used by the Company in connection with the Consulting Agreement, Licensing Agreement and an audit to be conducted by the Company, all as more specifically set forth therein.

(xiii) The Company shall have delivered to the Buyer an Escrow Agreement, by and among the Company, the Buyer and Seymour, Shapss, Martin & Company LLP, in form and substance satisfactory to the Company, in its sole and exclusive discretion, pursuant to which the escrow agent shall hold funds to be used to pay amounts owed by the Company and/or its subsidiaries to the Internal Revenue Service and the State of New York on account of certain tax liabilities, all as more specifically set forth therein.

(xiv) The Company shall have delivered to the Buyer a solvency certificate, in form and substance satisfactory to the Buyer, in its sole and exclusive discretion.

(xv) Within five (5) days of the Closing Date, the Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer.

(xvi) Within thirty (30) days of the Closing Date, the Buyer shall have received a collateral assignment by and among the Company, the Buyer and AIOS, in form and substance satisfactory to the Buyer, in its sole and exclusive discretion.

(xvii) Within thirty (30) days of the Closing Date, the Company shall have created the Share Reserve.

(xviii) Within thirty (30) days of the Closing Date, the Company shall have replaced Continental Stock Transfer, its current transfer agent, with Worldwide Stock Transfer, Inc.

(xix) Within thirty (30) days of the Closing Date, the Company shall execute and deliver to the Buyer Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, in its sole and exclusive discretion, and acknowledged in writing by Worldwide Stock Transfer, Inc., the Company’s stock transfer agent.

(xx) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that that certain federal tax lien relating to Federal Tax Warrant, Filing No. 201309230542534, has been discharged and any judgment related thereto satisfied.

(xxi) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that those liens imposed by New York State pursuant to that certain (A) New York State Tax Warrant Id. No. E-036881173-W001-3, Docket Date 9/10/2013 and (B) New York State Tax Warrant, Warrant Id. No. E-036881173-W003-2, Docket Date 1/14/2014, have been discharged and any judgments related thereto satisfied.

(xxii) Within sixty (60) days of the Closing Date, the Company shall have delivered to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that any and all litigation with Ironridge Global IV, Ltd., including, without limitation, that certain matter entitled Intellicell Biosciences, Inc. v. Ironridge Global IV, Ltd., Inc, pending in the Supreme Court of the State of New York, County of New York, Trial Term Part, Index No. 652800/2013, has been dismissed with prejudice.

(xxiii) Within seven (7) days of the date on which the litigation with Ironridge Global IV, Ltd. has been dismissed with prejudice, the Buyer shall, in accordance with the provisions of Article 9 of the UCC, demand that Ironridge confirm that the Buyer may terminate any and all UCC-1 financing statements against the Buyer.

(xxiv) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that any and all litigation with Jankoff & Gabe PC, including without limitation that certain matter entitled Jankoff & Gabe PC v. Intellicell Biosciences, Inc., pending in the Civil Court of the City of New York, Case No. CV01751612NY, has been dismissed with prejudice.

(xxv) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that any and all litigation with Sherb & Co, including, without limitation, that certain matter entitled Sherb & Co v. Intellicell Biosciences, Inc., pending in the New York City Supreme Court – Civil Division, Case No. 003153860, has been dismissed with prejudice.

(xxvi) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer evidence, satisfactory to the Buyer in its sole and exclusive discretion, that any and all litigation with Waldner’s Business Environments, Inc., including, without limitation, that certain matter entitled Waldner’s Business Environments, Inc. v. Intellicell Biosciences, Inc., pending in the Supreme Court of the State of New York, County of New York; Index No. 156741/2013, has been dismissed with prejudice.

(xxvii) Within thirty (30) days of the Closing Date, the Company shall deliver to the Buyer a Satisfaction of Judgment with respect to that certain warrant filed September 6, 2013 in favor of the Commissioner of Labor, State of New York, notice of receipt of an amount equal to $4,420, constituting payment in full, having been delivered to the Company by the State of New York, Department of Labor, Unemployment Insurance Division, pursuant to a letter dated February 20, 2014.

(xxviii) Within thirty (30) days of the Closing Date, the Company shall, and shall cause all of its subsidiaries to, add the Buyer as an “Additional Insured,” “Lender Loss Payee” or similar designation on all insurance policies held by the Company and its subsidiaries.

(xxix) Within thirty (30) days of the Closing Date, the Company shall, and shall cause its subsidiaries to, enter into deposit account control agreements with respect to all bank accounts held by the Company and any subsidiary of the Company,  all such deposit account control agreements to be in form and substance satisfactory to the Buyer in its sole and exclusive discretion.

(xxx) Within thirty (30) days of the Closing Date, the Company shall have hired a full time Chief Financial Officer.

8. INDEMNIFICATION.

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures  the Conversion Shares,  as a Buyer of Convertible Debentures in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement,  the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto.  To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Union County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Union County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts.  This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Intellicell Biosciences, Inc. 460 Park Avenue, 17th Floor New York, NY 10022 Attention: Steven Victor, MD

Telephone: (212) 249-3050
Facsimile:

With a copy to:
K&L Gates LLP
Southeast Financial Center, Suite 3900
200 South Biscayne Boulevard
Miami, FL 33131-2399
United States of America

Attention:   Clayton E. Parker, Esq.
Telephone: (305) 539-3300
Facsimile:    (305) 358-7095

If to the Buyer:	YA Global Master SPV, Ltd. 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: (201) 536-5114 Facsimile: (908) 232-3647
With a copy to:	David Gonzalez, Esq. 1012 Springfield Avenue Mountainside, NJ 07092 Telephone: (201)536-5109 Facsimile: (908) 232-3647

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival.  Unless this Agreement is terminated under Section 9(l), all agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(j) Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination.  In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer for the fees and expenses described in Section 4(g) above (other than the amounts set forth in Section 4(g)(ii)).

(m) Brokerage.  The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(n) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
INTELLICELL BIOSCIENCES, INC.

By: /s/ Steven Victor, MD
Name: Steven Victor, MD
Title: Chairman

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
YA GLOBAL MASTER SPV, LTD. By; Yorkville Advisors Global, LLC Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Its: President and Portfolio Manager

DISCLOSURE SCHEDULE

Schedule 3(a) – List of Subsidiaries

Intellicell Biosciences, Inc. (a New York corporation)
ICBS Research Corp. (a New York corporation)
Tech Stem Inc., a New York corporation (a New York corporation)

Schedule 3(d) – Capitalization

2013-14 Transactions
Name	Description	Amount	Date	TA Letter - Shares reserve	Conversion	Notes
Barry Liben	Securities Settlement Agreement	$65,000.00	27-Jan-14	65,000,000.00	$58,285.50	First conversion (will have $6,714.50 left)
Brother Capital	Securities Settlement Agreement	$75,000.00	13-Jan-14	75,000,000.00	$45,975.00	First conversion (will have $29,025 left)
Empire Equity LTD	Securities Settlement Agreement	$100,000.00	28-Jan-14	100,000,000.00	$50,000.00	First conversion (will have $50,000 left)
Dr. Michael Kesslebrenner	Securities Settlement Agreement	$25,000.00	10-Jan-14	25,000,000.00		Did not convert yet?
Burrington Capital	Securities Settlement Agreement	$100,000.00	2-Jan-14		$26,000.00	Last conversion for Securities Settlement
	Securities Settlement Agreement	$100,000.00	5-Feb-14		$26,750.00	First Conversion ($73,250 left)
Patrick Tuohy	Securities Settlement Agreement	$10,000.00	27-Jan-14	10,000,000.00	$10,000.00	First and only Conversion needed
Hudson	Securities Settlement Agreement	$300,000.00				$18,700 Outstanding
WHC	Securities Settlement Agreement	$100,000.00		No shares left in reserve		$38,502.72 Outstanding
LG		$250,000.00				$53,787.39 Outstanding
JMJ	Convertible Note	$150,000.00		No shares left in reserve		$77,774.44 Outstanding + interest
	Convertible Note	$25,000.00				$31,111.11 Outstanding + interest

Name	New Debt	Amount	Date
Barry Liben	Convertible Note	$70,000.00	27-Jan-14
Brother Capital	Convertible Note	$ 75,000.00	21-Jan-14
Empire Equity LTD	Convertible Note	$100,000.00	28-Jan-14
Dr. Michael Kesslebrenner	Convertible Note	$25,000.00	10-Jan-14
Burrington Capital	Convertible Note	$100,000.00	2-Jan-14
	N/A
Patrick Tuohy	N/A
Hudson	Convertible Note	$100,000.00
WHC	Convertible Note	$75,000.00	15-Nov-13
LG
JMJ

Redwood Managemnt Analysis of SVFC Intellicel Bioscience Investments						12%
14.1.28
Owner	Deal #	Names	Dates		Total	assigned	Net	Interest	Converted	Balance remaing + Interest
RM	SVFC1	Bluming, et al	13.8.7	DEBT	$878,644	($400,000)	$478,644	$50,263.25	$323,440	$155,204
RM	SVFC2	JSA,et al	13.8.23	DEBT	$430,000	$-	$430,000	$22,336.44	$237,283	$192,717
RM	SVFC3	SRFF	13.9.16	DEBT	$386,495	$-	$386,495	$17,026.96	$-	$386,495
Red 2	SVFC4	JJK	13.10.25	DEBT	$153,442	$-	$153,442	$4,792.42	$-	$153,442
RM	SVFC5	Victor/Rhodes	13.10.25	DEBT	$1,250,000	$-	$1,250,000	$39,041.10	$-	$1,250,000
$-
RM	convert	Intellicell	14.1.17	Conv	$67,000	$-	$67,000	$242.30	$-	$67,000
Red2	convert	Intellicell	13.8.5	Conv	$250,000	$-	$250,000	$14,465.75	$-	$250,000
Red3					$75,000
Total			$3,490,581	($400,000)	$3,090,581	$148,168.00	$560,723	$2,454,858
										$2,454,858

MD Global Partners LLC	convertible Note	$20,000.00	4-Sep-13
	convertible Note	$35,000.00	6-Nov-13
	convertible Note	$50,000.00	9-Jan-14

Magna / Dominion	Convertible Debenture	$535,833.33
	Interest Accrued to date	$27,332.88
	Total outstanding as of 1/23/2014	$563,166.21
	Add: Prepayment (30%)	$168,949.86
	Total balance due 1/23/2014	$732,116.07

Vendor Debt
Vendor		Agency	Contact Information	Email	Amount	Notes
Ed Allera	FDA Lawyer	N/A	Barbara Ricciardi 202-452-7936		$525,583.00
Hunton & Willians	Patent Lawyer	N/A	Anita 202-955-1632	anankervis@hunton.com	$135,524.66
Rubenstein Investor Relations		N/A	212-843-1900		$15,750.00
Traxle Laboratory Furniture Systems	Lab furniture	N/A	908-410-6937		$6,285.00
Shore Group	Phones	N/A	Barbara Garcia -O: 212-364-6729 C: 201-679-4327	barbara.garcia@shoregroup.com	$13,233.68
Millipore	Lab equipment	File #777698	Mike Foxx: 773-205-3188	mfoxx@arhelp.com	$13,610.52
Heilsher	Lab equipment	Richard, James & Associates	Tanya Webb 360-213-0604	twebb@richardjamesinc.com	$8,522.00
Sichenzia Ross Friedman and Ference	Redwood picking up	N/A			$474,764.00
Biologics Consulting Group	FDA Consultants	ABNA International	Joe Kennedy 302-338-9616		$93,005.93
Jankoff & Gabe	Lawyer	Morris Gellar Law Firm	Morris Gellar 516-220-1752	mgadv1@aol.com	$13,080.00	Paid Half on 2/5/2014: $9,071.38
Epstein Becker & Green	lawyer	N/A	Jeanie Sammarco -212-351-4550		$16,618.66
Reed Smith	Lawyer	N/A	Bee McNamry 412-288-5431	bmcnamry@reedsmith.com	$15,105.40
Unitex	Surgical uniforms	ACL Adjustments File #752.0148	Kathleen Pikart 201-288-7144	kpiekart@aclcollect.com	$3,812.23
Mintz Levin	Lawyers	N/A	Chuck Horian 617-348-4969	billing@mintz.com	$25,382.12
Luckossky law Firm	Lawyers				$124,812.45
Roth Law Firm	Lawyers	N/A	Richard Roth 212-542-8882		$196,612.00
Himmelstein Esq	Lawyers	N/A	212-349-3000		$2,264.93
CFO Squad	CFO				$8,500.00
Rutgers	Lab study	N/A	Frank Cochan 848-932-4125	cotchan@rci.rutgers.edu	$25,000.00
Rick Leimach	former CFO				$50,906.00
Michael Friedman	Employee				$200,000.00
Ludlow Research	IR				$15,000.00
Robert Sexaeur	Employee				$200,000.00
Univ. of FL	Lab Study	N/A	Warren Russle Stamp 352-39206626	wstam@eng.ufl.edu	$33,781.00
DawnBeto	Lawyer				$6,000.00
					$2,223,153.58
PAID

Promissory Notes - 1-1-14
Name	Date	Amount
University of Florida, Department of Materials Science and Engineering	1.1.14	$33,781.00
The Roth Law Firm, PLLC	1.1.14	$196,612.00
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.c.	1.1.14	$25,382.12
Lucosky Brookman, LLP	1.1.14	$124,812.45
Hunton & Williams	1.1.14	$187,106.57
Dr. Michael Friedman	1.1.14	$200,000.00
Buchanan Ingersoll & Rooney, PC	1.1.14	$525,583.00
Biologics Consulting Group, Inc.	1.1.14	$93,005.93

		$1,386,283.07

EXHIBIT A

[FORM OF CONVERTIBLE DEBENTURE]

EXHIBIT B

[FORM OF WARRANT]

EXHIBIT C

FORM OF LOCKUP AGREEMENT

The undersigned hereby agrees that for a period commencing on March 11, 2014 and expiring on the date thirty (30) days after the date that all amounts owed to YA Global Master SPV, Ltd. (the “Buyer”), under the Convertible Debentures issued to the Buyer pursuant to the Securities Purchase Agreement between Intellicell Biosciences, Inc. (the “Company”) and the Buyer dated March 11, 2014 have been paid (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the prior written consent of the Buyer, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: __________ ___, 2014

Signature

Name:

Address:

City, State, Zip Code:

Print Social Security Number
or Taxpayer I.D. Number

EXHIBIT D
CONSULTING AGREEMENT

EXHIBIT E
LICENSING AGREEMENT